For more information contact:
Jerry Mueller, Senior Vice President (314) 512-7251
Ann Marie Mayuga, AMM Communications (314) 485-9499

ENTERPRISE FINANCIAL REPORTS 2011 FOURTH QUARTER
AND YEAR END RESULTS

•	2011 earnings increase to $25.4 million, or $1.34 per share, compared to $5.6 million, or $0.21 per share for 2010

•	Fourth quarter earnings rose 45% from a year ago to $7.2 million

•	Commercial and Industrial loans grew 8% over linked quarter and 29% over prior year period

•	Nonperforming assets decrease 19% from one year ago to 1.74% of total assets

•	Earnings conference call scheduled for Thursday, May 3, 2012

St. Louis, April 23, 2012. Enterprise Financial Services Corp (NASDAQ: EFSC) (the “Company”) reported net income of $25.4 million for the year ended December 31, 2011, compared to net income of $5.6 million for the prior year period. After deducting dividends on preferred stock, the Company reported net income of $1.34 per diluted share for 2011, compared to net income of $0.21 per diluted share for 2010.

For the fourth quarter of 2011, the Company reported net income of $7.2 million, an increase of 45% compared to net income of $5.0 million for the prior year period. After deducting dividends on preferred stock, the Company reported net income of $0.36 per diluted share for the fourth quarter of 2011, compared to $0.29 for the fourth quarter of 2010. The 2011 results reflect the additional shares issued with the Company's $35 million public common stock offering in May 2011.

Peter Benoist, President and CEO, commented, "The sharp increase in net earnings was primarily attributable to strong improvements in several areas of our core banking business during the quarter and for the year. Organic loans increased 2% in the quarter and 7% for the full year. Commercial and industrial loans showed particular strength, increasing 29% year over year, as we continue to gain market share."

Benoist continued, "Our acquisition of First National Bank of Olathe added $423 million in core deposits and contributed significantly to the Company's 24% overall increase in core deposits for the year. Net interest income increased 34% over the prior year as a result of a growing organic loan book, coupled with a declining cost of funds and robust yields on our acquired loss share loan portfolios. Additionally, the Company showed marked improvement in asset quality while continuing to maintain strong loan loss reserves and nonperforming loan coverage ratios."

Restatement of Financial Statements

On January 25, 2012, the Company disclosed that it had discovered an error in its process to record income on loans covered by FDIC loss share agreements. These acquired loans are initially recorded at fair value (as determined by the present value of expected future cash flows) with no valuation allowance. The difference between the undiscounted cash flows expected at acquisition and the investment in the loans, or the "accretable yield", is recognized as interest income on a level-yield method over the life of the loans. In accounting for income from the acquired loans, the Company recorded both the accretable yield and contractually required interest payments. The

Company should not have recognized the contractually required interest payments. As a result, both interest income and the carrying value of the acquired loans were overstated. This affected income reported on the loans acquired in FDIC assisted transactions since December 2009.

In addition to the adjustments relating to the acquired loan contractual interest described above, the Company has corrected other errors that had been previously identified but not corrected because they were not material, individually or in the aggregate, to the consolidated financial results. These items included changes in accrual estimates and financial statement reclassifications. The information in this release and accompanying tables reflect the impact of the restatement.

Reduction in Goodwill Associated with First National Bank of Olathe (FNBO) Acquisition

In conjunction with the August 12, 2011 acquisition of FNBO and as reported in the Form 8-K/A filed on October 28, 2011, the Company initially recorded $43.9 million in goodwill. The fair value estimates underlying the goodwill were provisional and are subject to change for up to one year after the closing date of the acquisition. Based on additional information regarding fair values, primarily related to other real estate, certain other assets and the FDIC clawback liability, the Company refined the fair values which reduced the amount of goodwill associated with the FNBO acquisition by $17.2 million to $26.7 million. The goodwill adjustment includes the $12.5 million reduction to the FNBO purchase price as reported in the Form 8-K filed on March 22, 2012. The reduction in goodwill had no effect on earnings. At December 31, 2011, total goodwill on the Company's balance sheet was $30.3 million.

Banking Segment

Deposits
Total deposits at December 31, 2011 were $2.8 billion, a decrease of $25.9 million, or 1%, from September 30, 2011 and $493.6 million, or 21%, higher than December 31, 2010. The year over year increase in deposits was largely comprised of noninterest-bearing demand deposits and money market and savings accounts with higher cost certificates of deposit declining during the year. Certificates of deposit fell $84.0 million, or 9%, during the fourth quarter and declined $44.3 million, or 5%, since year end 2010, consistent with the Company's intention to reduce its cost of funds. Money market, savings accounts and other interest-bearing transaction accounts increased $29.9 million, or 2%, over the linked quarter and $318.6 million, or 30%, over the prior year period, primarily as a result of the FNBO acquisition.

Noninterest-bearing demand deposits rose $28.2 million, or 5%, in the linked quarter and $219.4 million, or 60%, from the prior year period. Noninterest-bearing demand deposits increased to 21% of total deposits at December 31, 2011, compared to 20% at September 30, 2011 and 16% at December 31, 2010. While strong marketing and sales activity and the FNBO acquisition accounted for a significant portion of the increase, demand deposit balances have been elevated throughout the year due to the relative indifference between demand deposit earnings credit rates and the low interest rates paid on interest-bearing account alternatives.

The FNBO acquisition added $423.1 million in deposits in the third quarter of 2011. These deposits included $66.9 million in noninterest-bearing demand deposits, $123.6 million in money market and other interest-bearing transaction accounts, and $232.6 million in certificates of deposit.

Core deposits, which exclude brokered certificates of deposit and include reciprocal CDARS deposits represented 95% of total deposits at December 31, 2011, compared to 96% in the linked quarter and 93% in the prior year period.

Loans
Portfolio loans totaled $2.2 billion at December 31, 2011, including $300.6 million of loans covered under FDIC loss share ("Covered loans"). Excluding Covered loans, portfolio loans increased $29.1 million, or 2%, in the fourth quarter of 2011 and $130.7 million, or 7%, for the year.

Commercial and industrial loan growth has been particularly strong and has increased for six consecutive quarters. Excluding the loans covered under loss share, Commercial and Industrial loans increased $57.1 million, or 8%, during the quarter and $169.3 million, or 29%, for the year and represent one-third of the Company's loan portfolio. Approximately 50% of the growth in Commercial and Industrial loan outstandings is attributable to new relationships originated during the year.

Asset quality
Nonperforming loans, including troubled debt restructurings of $10.0 million, were $41.6 million at December 31, 2011, compared to $48.0 million at September 30, 2011 and $46.4 million at December 31, 2010. During the quarter ended December 31, 2011, there were $11.1 million of additions to nonperforming loans, $5.6 million of charge-offs, $7.5 million of other principal reductions, $1.2 million of transfers to other real estate, and $3.9 million of transfers back to performing status. Nonperforming loans also include $0.8 million of accruing loans that are 90 days past due.

Nonperforming loans declined to 1.89% of total loans at December 31, 2011 versus 2.19% of total loans at September 30, 2011 and 2.46% at December 31, 2010.

Nonperforming loans by portfolio class at December 31, 2011 were as follows:

(in millions)	Total portfolio	Nonperforming	% NPL
Construction, Real Estate/Land Acquisition & Development	$140.1	$14.8	10.56%
Commercial Real Estate - Investor Owned	477.2	11.1	2.33%
Commercial Real Estate - Owner Occupied	334.4	4.6	1.38%
Residential Real Estate	171.0	5.5	3.22%
Commercial & Industrial	763.2	5.6	0.73%
Consumer & Other	11.5	—	—
Portfolio loans covered under FDIC loss share	300.6	—	—
Total	$2,198.0	$41.6	1.89%

Excluding non-accrual loans and Covered loans, portfolio loans that were 30-89 days delinquent at December 31, 2011 represented 0.31% of the total portfolio compared to 0.02% at September 30, 2011 and 0.13% of December 31, 2010.

Other real estate at December 31, 2011 was $53.7 million, compared to $72.6 million at September 30, 2011 and $36.2 million at December 31, 2010. The increase in other real estate in the third quarter was primarily attributable to the FNBO acquisition. Approximately 68% of total other real estate at December 31, 2011, or $36.5 million, was covered by an FDIC loss share agreement.

Other real estate not covered by an FDIC loss share agreement totaled $17.2 million at December 31, 2011, a decrease of $4.2 million from September 30, 2011. At December 31, 2010 other real estate not covered by a FDIC loss share agreement totaled $25.4 million.

During the fourth quarter of 2011, the Company sold $19.3 million of other real estate, recording a loss of $177,000. For the full year of 2011, the Company sold $44.6 million of other real estate at a net gain of $862,000.

Excluding other real estate covered under FDIC loss share, nonperforming assets as a percentage of total assets declined to 1.74% at December 31, 2011 from 2.07% at September 30, 2011 and 2.59% at December 31, 2010.

Net charge-offs in the fourth quarter of 2011 were $5.7 million, representing an annual rate of 1.03% of average loans, compared to net charge-offs of $4.8 million, an annualized rate of 0.90% of average loans, in the linked third quarter and $7.6 million, an annualized rate of 1.57% of average loans, in the fourth quarter of 2010. For 2011, net charge-offs were $19.2 million, or 0.94% of average loans.

There was no additional provision for loan losses for loans not covered under FDIC loss share in the fourth quarter of 2011, compared to $5.4 million in the third quarter of 2011 and $3.3 million in the fourth quarter of 2010. The Company did not record a loan loss provision in the fourth quarter of 2011 due to the absence of loan risk rating downgrades in the quarter. For Covered loans, the Company re-measures contractual and expected cashflows on a quarterly basis. When the re-measurement process results in a decrease in expected cash flows due to an increase in expected credit losses, impairment is recorded. As a result of this impairment, the FDIC loss share receivable is increased to reflect anticipated future cash to be received from the FDIC. The amount of the increase is determined based on the specific loss share agreement, but is generally 80% of the losses. In the third quarter of 2011, an impairment of $2.7 million was recorded for certain loan pools covered under loss share which was partially offset through noninterest income by an increase in the FDIC loss share receivable. In the fourth quarter of 2011, this impairment reversed, but was offset by impairment on other loan pools covered under loss share. The FDIC loss share receivable was adjusted accordingly.

The Company's allowance for loan losses was 1.80% of total loans at December 31, 2011, representing 95% of nonperforming loans. The loan loss allowance was 2.07% at September 30, 2011 representing 95% of nonperforming loans and 2.26% at December 31, 2010 representing 92% of nonperforming loans.

Net Interest Income
Net interest income for the banking segment in the fourth quarter rose 19% compared to the third quarter. On a year over year basis, net interest income increased $28 million, or 31%. Including the effect of parent company debt, the net interest rate margin was 4.35% for the fourth quarter of 2011, compared to 3.79% for the third quarter of 2011 and 4.09% for the fourth quarter of 2010. In the fourth quarter of 2011, the loans covered under FDIC loss share yielded 14.62%, including effects of accelerated discount accretion due to cash flows on paid off covered loans.

Absent Covered loans, related nonearning assets and acquired deposits, the net interest rate margin was 3.36% for the fourth quarter of 2011 compared to 3.38% for the third quarter of 2011. For 2011, the net interest rate margin, less the Covered loans, related nonearning assets and acquired deposits, was 3.42% compared to 3.53% for 2010.

Wealth Management Segment

Fee income attributable to the Wealth Management segment includes Wealth Management revenue and income from state tax credit brokerage activities. Fourth quarter Wealth Management revenues of $1.7 million were $164,000 and $99,000 lower than the linked quarter and prior year periods, respectively. For the year ended December 31, 2011, Wealth Management revenue was $6.8 million, an increase of $427,000 compared to the year ended December 31, 2010. Trust assets under administration were $1.6 billion at December 31, 2011, compared to $1.4 billion at September 30, 2011 and $1.5 billion at December 31, 2010.

State tax credit brokerage income, net of fair value marks on tax credit assets and related interest rate hedges, was $1.1 million for the fourth quarter of 2011, compared to $1.4 million for the third quarter of 2011 and near break even in the fourth quarter of 2010. Particularly strong sales results in this area during the second half of the year contributed to this improvement.

Capital

Total capital to risk-weighted assets was 13.78% at December 31, 2011 compared to 13.70% at September 30, 2011 and 14.11% at December 31, 2010. The tangible common equity ratio was 4.99% at December 31, 2011 versus 4.88% at September 30, 2011 and 5.15% at December 31, 2010. The lower tangible common equity ratio at December 31, 2011 was attributable to the Company's August 2011 acquisition of FNBO. The Company's Tier 1 common equity ratio was 7.32% at December 31, 2011 compared to 7.16% at September 30, 2011 and 7.16% at December 31, 2010. The Company believes that the tangible common equity and the Tier 1 common equity ratios are important financial measures of capital strength even though they are considered to be non-GAAP measures and are not part of the regulatory capital requirements to which the Company is subject. The attached tables contain a reconciliation of these ratios to U.S. GAAP.

Other Business Results

Noninterest expenses were $23.4 million for the quarter ended December 31, 2011, compared to $18.3 million for the quarter ended September 30, 2011 and $18.2 million for the quarter ended December 31, 2010. For the year, noninterest expenses were $77.7 million, an increase of $15.5 million, or 25%. Salaries and benefits increased $8.5 million, or 30%, year over year. The increase over the prior year period was primarily due to increases in salaries and benefits, occupancy, data processing and other operating expenses related to the 2011 acquisitions.

The Company's efficiency ratio was 71.4% for the quarter ended December 31, 2011 compared to 51.6% for quarter ended September 30, 2011 and 64.6% for the prior year period. The higher efficiency ratio for the fourth quarter was attributable to negative noninterest income due to the decline in the FDIC loss share receivable coupled with higher noninterest expenses. For 2011, the Company's efficiency ratio was 59.2% compared to 60.8% for 2010.

The Company will host a conference call at 1:00 p.m. CDT on Thursday, May 3, 2012. During the call, management will address both the 2011 results and the first quarter of 2012 results, which are expected to be released that morning. The call will be accessible on Enterprise Financial Services Corp's home page, at www.enterprisebank.com under “Investor Relations” and by telephone at 1-888-285-8004 (Conference ID #72468603.) Recorded replays of the conference call will be available on the website beginning two hours after the call's completion. The replay will be available for approximately two weeks following the conference call.

Enterprise Financial Services Corp operates commercial banking and wealth management businesses in metropolitan St. Louis, Kansas City, and Phoenix. The Company is primarily focused on serving the needs of privately held businesses, their owner families, executives and professionals.

#     #    #

Readers should note that in addition to the historical information contained herein, this press release contains forward-looking statements, which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. We use the words “expect” and “intend” and variations of such words and similar expressions in this communication to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to local and national economic conditions, risks associated with rapid increase or decrease in prevailing interest rates, effects of mergers and acquisitions, effects of critical accounting policies and judgments, legal and regulatory developments and competition from banks and other financial institutions, as well as other risk factors described in the Company's 2010 Annual Report on Form 10-K and in its Quarterly Reports on Form 10-Q filed subsequent thereto. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events unless required under the federal securities laws.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter ended		For the Twelve Months ended
		Restated		Restated
(in thousands, except per share data)	Dec 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010
INCOME STATEMENTS
NET INTEREST INCOME
Total interest income	$39,463	$32,271	$142,840	$116,394
Total interest expense	7,259	7,909	30,155	32,411
Net interest income	32,204	24,362	112,685	83,983
Provision for loan losses not covered under FDIC loss share	—	3,325	13,300	33,735
Provision for loan losses covered under FDIC loss share	(144)	—	2,803	—
Net interest income after provision for loan losses	32,348	21,037	96,582	50,248

NONINTEREST INCOME
Wealth Management revenue	1,668	1,767	6,841	6,414
Deposit service charges	1,428	1,145	5,091	4,739
(Loss) gain on sale of other real estate	(177)	(355)	862	79
State tax credit activity, net	1,135	(3)	3,645	2,250
Gain on sale of investment securities	2	781	1,450	1,987
Change in FDIC loss share receivable	(4,642)	(336)	(3,494)	99
Other income	1,187	882	4,113	2,792
Total noninterest income	601	3,881	18,508	18,360

NONINTEREST EXPENSE
Employee compensation and benefits	10,557	7,320	36,839	28,316
Occupancy	1,415	1,126	5,001	4,297
Furniture and equipment	385	357	1,601	1,393
Other	11,070	9,428	34,277	28,206
Total noninterest expenses	23,427	18,231	77,718	62,212

Income from continuing operations before income tax expense	9,522	6,687	37,372	6,396
Income tax expense	2,316	1,701	11,949	823
Income from continuing operations	7,206	4,986	25,423	5,573
Dividends on preferred stock	(636)	(622)	(2,524)	(2,467)
Net income available to common shareholders	$6,570	$4,364	$22,899	$3,106

Basic earnings per share	$0.37	$0.29	$1.37	$0.21
Diluted earnings per share	$0.36	$0.29	$1.34	$0.21
Return on average assets	0.77%	0.66%	0.74%	0.13%
Return on average common equity	12.81%	11.47%	12.67%	2.12%
Efficiency ratio	71.41%	64.55%	59.24%	60.79%
Noninterest expenses to average assets	2.74%	2.74%	2.51%	2.54%

YIELDS (fully tax equivalent)
Loans not covered under FDIC loss share	5.31%	5.45%	5.39%	5.52%
Loans covered under FDIC loss share	14.62%	18.74%	14.17%	15.35%
Total portfolio loans	6.65%	6.32%	6.38%	5.90%
Securities	2.10%	2.60%	2.54%	2.74%
Federal funds sold	0.24%	0.26%	0.26%	0.30%
Yield on interest-earning assets	5.32%	5.40%	5.21%	5.19%
Interest-bearing deposits	0.90%	1.21%	1.04%	1.36%
Subordinated debt	5.32%	5.71%	5.31%	5.82%
Borrowed funds	1.84%	2.32%	1.91%	2.46%
Cost of paying liabilities	1.12%	1.49%	1.27%	1.66%
Net interest spread	4.20%	3.91%	3.94%	3.53%
Net interest rate margin	4.35%	4.09%	4.12%	3.76%

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At the Quarter ended
		Restated	Restated	Restated	Restated
(in thousands, except per share data)	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
BALANCE SHEETS
ASSETS
Cash and due from banks	$20,791	$26,015	$22,806	$18,542	$23,413
Federal funds sold	143	2,371	1,321	1,464	3,153
Interest-bearing deposits	168,711	240,488	175,676	187,556	268,853
Debt and equity investments	607,709	477,131	486,990	496,419	373,824
Loans held for sale	6,494	5,076	1,688	3,142	5,640

Portfolio loans not covered under FDIC loss share	1,897,074	1,867,956	1,826,228	1,761,034	1,766,351
Portfolio loans covered under FDIC loss share	300,610	326,942	169,113	182,277	121,570
Total portfolio loans	2,197,684	2,194,898	1,995,341	1,943,311	1,887,921
Less allowance for loan losses	39,624	45,451	42,157	42,822	42,759
Net loans	2,158,060	2,149,447	1,953,184	1,900,489	1,845,162

Other real estate not covered under FDIC loss share	17,217	21,370	20,978	28,443	25,373
Other real estate covered under FDIC loss share	36,471	51,193	21,812	22,862	10,835
Premises and equipment, net	18,986	18,976	19,488	20,035	20,499
State tax credits, held for sale	50,446	56,278	57,058	59,928	61,148
FDIC loss share receivable	184,554	194,216	91,859	103,285	87,792
Goodwill	30,334	30,334	3,622	3,622	2,064
Core deposit intangible	9,285	9,471	1,791	1,921	1,223
Other assets	68,578	66,418	65,110	67,937	71,220
Total assets	$3,377,779	$3,348,784	$2,923,383	$2,915,645	$2,800,199

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$585,479	$557,290	$473,688	$448,012	$366,086
Interest-bearing deposits	2,205,874	2,259,972	1,937,589	1,982,418	1,931,635
Total deposits	2,791,353	2,817,262	2,411,277	2,430,430	2,297,721
Subordinated debentures	85,081	85,081	85,081	85,081	85,081
FHLB advances	102,000	102,000	102,000	107,300	107,300
Federal funds purchased	—	—	—	—	—
Other borrowings	154,545	100,729	87,774	97,898	119,333
Other liabilities	5,235	9,241	8,390	10,435	10,963
Total liabilities	3,138,214	3,114,313	2,694,522	2,731,144	2,620,398
Shareholders' equity	239,565	234,471	228,861	184,501	179,801
Total liabilities and shareholders' equity	$3,377,779	$3,348,784	$2,923,383	$2,915,645	$2,800,199

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter ended
		Restated	Restated	Restated	Restated
(in thousands, except per share data)	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
EARNINGS SUMMARY
Net interest income	$32,204	$26,769	$31,004	$22,708	$24,362
Provision for loan losses not covered under FDIC loss share	—	5,400	4,300	3,600	3,325
Provision for loan losses covered under FDIC loss share	(144)	2,672	275	—	—
Wealth Management revenue	1,668	1,832	1,658	1,683	1,767
Noninterest income	(1,067)	6,894	2,560	3,280	2,114
Noninterest expense	23,427	18,302	18,024	17,965	18,231
Income before income tax expense	9,522	9,121	12,623	6,106	6,687
Net income	7,206	5,832	8,273	4,112	4,986
Net income available to common shareholders	6,570	5,200	7,643	3,486	4,364
Diluted earnings per share	$0.36	$0.29	$0.43	$0.23	$0.29
Return on average common equity	12.81%	10.39%	18.06%	9.39%	11.47%
Net interest rate margin (fully tax equivalent)	4.35%	3.79%	4.75%	3.58%	4.09%
Efficiency ratio	71.41%	51.56%	51.17%	64.92%	64.55%
MARKET DATA
Book value per common share	$11.61	$11.35	$11.05	$10.16	$9.89
Tangible book value per common share	$9.38	$9.11	$10.74	$9.79	$9.67
Market value per share	$14.80	$13.59	$13.53	$14.07	$10.46
Period end common shares outstanding	17,774	17,743	17,739	14,941	14,889
Average basic common shares	17,754	17,741	17,140	14,920	14,856
Average diluted common shares	19,226	19,202	18,602	14,936	16,296
ASSET QUALITY
Net charge-offs	$5,683	$4,778	$5,240	$3,537	$7,564
Nonperforming loans	41,622	48,038	43,118	43,487	46,357
Nonperforming loans to total loans	1.89%	2.19%	2.16%	2.24%	2.46%
Nonperforming assets to total assets*	1.74%	2.07%	2.19%	2.49%	2.59%
Allowance for loan losses to total loans	1.80%	2.07%	2.11%	2.20%	2.26%
Net charge-offs to average loans (annualized)	1.03%	0.90%	1.07%	0.73%	1.57%
CAPITAL
Average common equity to average assets	6.01%	6.22%	5.83%	5.21%	5.72%
Tier 1 capital to risk-weighted assets	12.40%	12.24%	14.06%	11.75%	11.73%
Total capital to risk-weighted assets	13.78%	13.70%	15.61%	14.04%	14.11%
Tier 1 common equity to risk-weighted assets	7.32%	7.16%	8.87%	7.14%	7.16%
Tangible common equity to tangible assets	4.99%	4.88%	6.53%	5.03%	5.15%
AVERAGE BALANCES
Portfolio loans not covered under FDIC loss share	$1,872,282	$1,835,634	$1,787,008	$1,769,400	$1,780,890
Portfolio loans covered under FDIC loss share	314,948	256,381	172,324	184,098	124,315
Loans held for sale	4,886	2,857	2,353	2,361	6,301
Earning assets	2,970,992	2,834,690	2,644,381	2,610,184	2,390,586
Total assets	3,385,845	3,190,490	2,912,331	2,889,430	2,640,855
Deposits	2,838,536	2,661,978	2,416,412	2,391,008	2,169,853
Shareholders' equity	236,548	231,538	202,490	183,244	183,410
LOAN PORTFOLIO
Commercial and industrial	$763,202	$706,117	$688,354	$612,970	$593,938
Commercial real estate	811,570	818,578	789,556	780,764	776,268
Construction real estate	140,147	152,464	158,128	176,249	190,285
Residential real estate	171,034	177,871	176,782	174,405	189,484
Consumer and other	11,121	12,926	13,408	16,646	16,376
Portfolio loans covered under FDIC loss share	300,610	326,942	169,113	182,277	121,570
Total loan portfolio	$2,197,684	$2,194,898	$1,995,341	$1,943,311	$1,887,921

* Excludes ORE covered by FDIC shared-loss agreements, except for their inclusion in total assets.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter ended
		Restated	Restated	Restated	Restated
(in thousands)	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$585,479	$557,290	$473,688	$448,012	$366,086
Interest-bearing transaction accounts	253,504	241,815	212,431	198,152	204,687
Money market and savings accounts	1,135,449	1,117,232	960,139	952,798	865,703
Certificates of deposit	816,921	900,925	765,019	831,468	861,245
Total deposit portfolio	$2,791,353	$2,817,262	$2,411,277	$2,430,430	$2,297,721

YIELDS (fully tax equivalent)
Loans not covered under FDIC loss share	5.31%	5.32%	5.44%	5.49%	5.45%
Loans covered under FDIC loss share	14.62%	10.16%	25.33%	8.53%	18.74%
Total portfolio loans	6.65%	5.91%	7.19%	5.78%	6.32%
Securities	2.10%	2.59%	2.85%	2.70%	2.60%
Federal funds sold	0.24%	0.27%	0.25%	0.26%	0.26%
Yield on interest-earning assets	5.32%	4.84%	5.90%	4.79%	5.40%
Interest-bearing deposits	0.90%	1.01%	1.12%	1.16%	1.21%
Subordinated debt	5.32%	5.26%	5.31%	5.34%	5.71%
Borrowed funds	1.84%	1.94%	1.99%	1.89%	2.32%
Cost of paying liabilities	1.12%	1.23%	1.36%	1.39%	1.49%
Net interest spread	4.20%	3.61%	4.54%	3.40%	3.91%
Net interest rate margin	4.35%	3.79%	4.75%	3.58%	4.09%

WEALTH MANAGEMENT
Trust Assets under management	$831,931	$790,129	$862,357	$875,437	$796,190
Trust Assets under administration	1,602,969	1,439,947	1,579,065	1,600,471	1,498,987

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

RECONCILIATIONS OF U.S. GAAP FINANCIAL MEASURES

	At the Quarter Ended
		Restated	Restated	Restated	Restated
(In thousands)	Dec 31 2011	Sep 30 2011	Jun 30 2011	Mar 31 2011	Dec 31 2010
TIER 1 COMMON EQUITY TO RISK-WEIGHTED ASSETS

Shareholders' equity	$239,565	$234,471	$228,861	$184,501	$179,801
Less: Goodwill	(30,334)	(30,334)	(3,622)	(3,622)	(2,064)
Less: Intangible assets	(9,285)	(9,471)	(1,791)	(1,921)	(1,223)
Less: Unrealized gains; Plus: Unrealized Losses	(3,602)	(4,718)	(3,994)	(245)	573
Plus: Qualifying trust preferred securities	79,874	78,177	76,306	61,520	59,953
Other	57	59	59	59	59
Tier 1 capital	$276,275	$268,184	$295,819	$240,292	$237,099
Less: Preferred stock	(33,293)	(33,094)	(32,900)	(32,707)	(32,519)
Less: Qualifying trust preferred securities	(79,874)	(78,177)	(76,306)	(61,520)	(59,953)
Tier 1 common equity	$163,108	$156,913	$186,613	$146,065	$144,627

Total risk weighted assets determined in accordance with prescribed regulatory requirements	$2,227,958	$2,190,880	$2,104,662	$2,045,802	$2,021,136

Tier 1 common equity to risk weighted assets	7.32%	7.16%	8.87%	7.14%	7.16%

SHAREHOLDERS' EQUITY TO TANGIBLE COMMON EQUITY AND TOTAL ASSETS TO TANGIBLE ASSETS

Shareholders' equity	$239,565	$234,471	$228,861	$184,501	$179,801
Less: Preferred stock	(33,293)	(33,094)	(32,900)	(32,707)	(32,519)
Less: Goodwill	(30,334)	(30,334)	(3,622)	(3,622)	(2,064)
Less: Intangible assets	(9,285)	(9,471)	(1,791)	(1,921)	(1,223)
Tangible common equity	$166,653	$161,572	$190,548	$146,251	$143,995

Total assets	$3,377,779	$3,348,784	$2,923,383	$2,915,645	$2,800,199
Less: Goodwill	(30,334)	(30,334)	(3,622)	(3,622)	(2,064)
Less: Intangible assets	(9,285)	(9,471)	(1,791)	(1,921)	(1,223)
Tangible assets	$3,338,160	$3,308,979	$2,917,970	$2,910,102	$2,796,912

Tangible common equity to tangible assets	4.99%	4.88%	6.53%	5.03%	5.15%

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

IMPACT OF RESTATEMENT ON PRIOR PERIOD BALANCES

	For the Three months ended			At or for the Nine months ended
	September 30, 2011			September 30, 2011
(in thousands, except per share data)	As Previously Reported	Adjustments	As Restated	As Previously Reported	Adjustments	As Restated
Consolidated Statement of Operations
Net income (loss) from continuing operations
Net interest income	$32,392	$(5,623)	$26,769	$91,603	$(11,122)	$80,481
Provision for loan losses	5,557	2,515	8,072	13,732	2,515	16,247
Noninterest income	6,562	2,164	8,726	16,651	1,256	17,907
Noninterest expense	18,302	—	18,302	53,791	500	54,291
Income (loss) before income tax	15,095	(5,974)	9,121	40,731	(12,881)	27,850
Income tax expense (benefit)	5,394	(2,105)	3,289	14,069	(4,436)	9,633
Net income (loss)	9,701	(3,869)	5,832	26,662	(8,445)	18,217
Net income (loss) available to common shareholders	9,069	(3,869)	5,200	24,774	(8,445)	16,329
Net income (loss) available to common shareholders and assumed conversions	9,440	(3,869)	5,571	25,887	(8,445)	17,442

Basic earnings per share	$0.51	$(0.22)	$0.29	$1.52	$(0.52)	$1.00
Diluted earnings per share	0.49	(0.20)	0.29	1.46	(0.48)	0.98

Consolidated Balance Sheet
Portfolio loans covered under FDIC loss share at fair value				$343,101	$(16,159)	$326,942
Allowance for loan losses				42,882	2,569	45,451
Portfolio loans, net				2,168,175	(18,728)	2,149,447
Other real estate covered under FDIC loss share				56,248	(5,055)	51,193
Accrued interest receivable				8,978	(276)	8,702
FDIC loss share receivable				175,674	18,542	194,216
Goodwill				47,552	(17,218)	30,334
Other assets				56,664	1,052	57,716
Total assets				3,370,467	(21,683)	3,348,784
Total deposits				2,817,405	(143)	2,817,262
Other liabilities				16,897	(9,548)	7,349
Total liabilities				3,124,004	(9,691)	3,114,313
Total shareholders' equity				246,463	(11,992)	234,471
Total liabilities and shareholders' equity				3,370,467	(21,683)	3,348,784

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

IMPACT OF RESTATEMENT ON PRIOR PERIOD BALANCES (continued)

	For the Three months ended			At or for the Six months ended
	June 30, 2011			June 30, 2011
(in thousands, except per share data)	As Previously Reported	Adjustments	As Restated	As Previously Reported	Adjustments	As Restated
Consolidated Statement of Operations
Net income (loss) from continuing operations
Net interest income	32,473	(1,469)	31,004	59,211	(5,499)	53,712
Provision for loan losses	4,575	—	4,575	8,175	—	8,175
Noninterest income	5,126	(908)	4,218	10,089	(908)	9,181
Noninterest expense	18,024	—	18,024	35,489	500	35,989
Income (loss) before income tax	15,000	(2,377)	12,623	25,636	(6,907)	18,729
Income tax expense (benefit)	5,118	(768)	4,350	8,675	(2,331)	6,344
Net income (loss)	9,882	(1,609)	8,273	16,961	(4,576)	12,385
Net income (loss) available to common shareholders	9,252	(1,609)	7,643	15,705	(4,576)	11,129
Net income (loss) available to common shareholders and assumed conversions	9,623	(1,609)	8,014	16,447	(4,576)	11,871

Basic earnings per share	$0.54	(0.09)	$0.45	$1.01	(0.30)	$0.71
Diluted earnings per share	0.52	(0.09)	0.43	0.96	(0.26)	0.70

Consolidated Balance Sheet
Portfolio loans covered under FDIC loss share at fair value				$180,253	$(11,140)	$169,113
Portfolio loans, net				1,964,324	(11,140)	1,953,184
FDIC loss share receivable				92,511	(652)	91,859
Goodwill				3,879	(257)	3,622
Total assets				2,935,432	(12,049)	2,923,383
Other liabilities				10,839	(3,926)	6,913
Total liabilities				2,698,448	(3,926)	2,694,522
Retained earnings				33,315	(8,123)	25,192
Total shareholders' equity				236,984	(8,123)	228,861
Total liabilities and shareholders' equity				2,935,432	(12,049)	2,923,383

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

IMPACT OF RESTATEMENT ON PRIOR PERIOD BALANCES (continued)

	At or for the three months ended March 31, 2011
(in thousands, except per share data)	As Previously Reported	Adjustments	As Restated
Consolidated Statement of Operations
Net income (loss) from continuing operations
Net interest income	$26,738	$(4,030)	$22,708
Provision for loan losses	3,600	—	3,600
Noninterest income	4,963	—	4,963
Noninterest expense	17,465	500	17,965
Income (loss) before income tax	10,636	(4,530)	6,106
Income tax expense (benefit)	3,557	(1,563)	1,994
Net income (loss)	7,079	(2,967)	4,112
Net income (loss) available to common shareholders	6,453	(2,967)	3,486
Net income (loss) available to common shareholders and assumed conversions	6,824	(3,338)	3,486

Basic earnings per share	$0.43	$(0.20)	$0.23
Diluted earnings per share	0.42	(0.19)	0.23

Consolidated Balance Sheet
Portfolio loans covered under FDIC loss share at fair value	$191,447	$(9,170)	$182,277
Portfolio loans, net	1,909,659	(9,170)	1,900,489
FDIC loss share receivable	103,529	(244)	103,285
Goodwill	3,879	(257)	3,622
Total assets	2,925,316	(9,671)	2,915,645
Other liabilities	12,047	(3,157)	8,890
Total liabilities	2,734,301	(3,157)	2,731,144
Total shareholders' equity	191,015	(6,514)	184,501
Total liabilities and shareholders' equity	2,925,316	(9,671)	2,915,645

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

IMPACT OF RESTATEMENT ON PRIOR PERIOD BALANCES (continued)

	For the Three months ended			At or for the Twelve months ended
	December 31, 2010			December 31, 2010
(in thousands, except per share data)	As Previously Reported	Adjustments	As Restated	As Previously Reported	Adjustments	As Restated
Consolidated Statement of Operations
Net income (loss) from continuing operations
Net interest income	$28,109	$(3,747)	$24,362	$89,624	$(5,641)	$83,983
Provision for loan losses	3,325	—	3,325	33,735	—	33,735
Noninterest income	3,212	669	3,881	18,360	—	18,360
Noninterest expense	19,649	(1,418)	18,231	62,908	(696)	62,212
Income (loss) before income tax	8,347	(1,660)	6,687	11,341	(4,945)	6,396
Income tax expense (benefit)	1,921	(220)	1,701	2,221	(1,398)	823
Net income (loss)	6,426	(1,440)	4,986	9,120	(3,547)	5,573
Net income (loss) available to common shareholders	5,804	(1,440)	4,364	6,653	(3,547)	3,106

Basic earnings (loss) per share	$0.39	$(0.10)	$0.29	$0.45	$(0.24)	$0.21
Diluted earnings (loss) per share	0.38	(0.09)	0.29	0.45	(0.24)	0.21

Consolidated Balance Sheet
Portfolio loans covered under FDIC loss share at fair value				$126,711	$(5,141)	$121,570
Portfolio loans, net				1,850,303	(5,141)	1,845,162
FDIC loss share receivable				88,292	(500)	87,792
Total assets				2,805,840	(5,641)	2,800,199
Other liabilities				11,569	(2,094)	9,475
Total liabilities				2,622,492	(2,094)	2,620,398
Total shareholders' equity				183,348	(3,547)	179,801
Total liabilities and shareholders' equity				2,805,840	(5,641)	2,800,199